EXHIBIT 99.1

Cemtrex Announces Commencement of Subscription Rights Offering and Determination of Warrant Exercise Price

FARMINGDALE, NY, December [27], 2016 – Cemtrex, Inc. (NasdaqCM: CETX) is launching tomorrow its previously announced $15.0 million subscription rights offering. The offering will allow Cemtrex’s stockholders of record to purchase up to 1,500,000 units, each consisting of one share of series 1 preferred stock, paying cumulative dividends at the rate of 10% of the purchase price per year, and two five-year series 1 warrants, upon the exercise of subscription rights at the purchase price of $10.00 per unit. The exercise price of the series 1 warrants has been set at $6.31 per share, representing 115% of the five-day volume weighted average price per share of common stock prior to and including the record date of the rights offering.

Cemtrex CEO Saagar Govil said, “We are conducting the rights offering primarily to raise additional capital to supplement our operating cash flows to fund both our new product development and our aggressive acquisition growth plan. We have chosen to give our stockholders the first opportunity to purchase additional securities to maintain their current percentage ownership in Cemtrex and provide capital to us at what we believe are attractive price levels.”

If the rights offering is not fully subscribed following expiration of the rights offering on January 20, 2017 (subject to extension for up to 30 days), Source Capital Group, Inc., the dealer-manager for the rights offering, has agreed to use its efforts to place any unsubscribed units at the subscription purchase price for an additional period of up to 45 days.

The rights offering is being made pursuant to Cemtrex’s effective registration statement on Form S-1 (Reg. No. 333-213369) on file with the U.S. Securities and Exchange Commission (the “SEC”). Investors should consider the information in the prospectus contained in the registration statement carefully before making any decision to participate in the rights offering. Copies of the prospectus and related materials are being sent to holders of record on the record date of December 23, 2016. Requests for copies of the prospectus and questions from stockholders relating to the rights offering may be directed to the information agent for the rights offering, as follows:

Information Agent

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Tel.: (212) 297-0720 or (877) 259-6290 (toll free)
cemtrex@okapipartners.com

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Source Capital Group, Inc. is acting as delaer-manager for the rights offering. Source Capital invites any broker-dealers interested in participating to contact Source Capital’s syndicate department at CETX@sourcegrp.com.

About Cemtrex

Cemtrex, Inc. is a global, diversified industrial and manufacturing company that provides a wide array of solutions to meet today’s technology challenges and is rapidly growing through acquisitions. Cemtrex provides manufacturing services of advanced custom engineered electronics, industrial contracting services, monitoring instruments for industrial processes and environmental compliance, and equipment for controlling particulates, hazardous pollutants and Greenhouse gases used in carbon trading globally. For more information, please visit www.cemtrex.com.

About Source Capital Group

Source Capital Group, Inc. was founded in 1992 as a boutique investment banking firm specializing in small to medium-sized transactions, and continues to focus its investment banking activities in those segments of the market. Source Capital has grown to include businesses in general securities, emerging market securities, distressed and high yield debt securities, investment management, mortgages and business lending. Source Capital’s mission is to provide excellent service and independent, unbiased and tailor-made advice. Source Capital is registered as a broker-dealer with the SEC and in 50 states, the District of Columbia and Puerto Rico, and is a member of the Financial Industry Regulatory Authority and the Securities Investor Protection Corporation.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. These forward-looking statements are inherently difficult to predict. Actual results, including all matters relating to the rights offering and all matters relating to our future financial results, could differ materially for a variety of reasons. Information about factors that could potentially affect our financial results is included in our registration statement which is referred to above. These and our other subsequent filings with the SEC identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates and other forward-looking statements.

Cemtrex, Inc. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that Cemtrex has filed or files in the future with the SEC for more complete information about Cemtrex and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Cemtrex will arrange to send you the prospectus if you request it by calling the Information Agent at (212) 297-0720 or (877) 259-6290.

Investor Contacts

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Tel.: (212) 297-0720 or (877) 259-6290 (toll free)
cemtrex@okapipartners.com

Investor Relations

Cemtrex, Inc.

Tel.: (631) 756-9116

investors@cemtrex.com

Andrew Haag

Managing Partner

IRTH Communications

CETX@irthcommunications.com

Tel.: (866) 976-4784

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